       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998

                                              REGISTRATION NO. 333-_____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           DECKERS OUTDOOR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                     95-3015862
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               495A SOUTH FAIRVIEW
                            GOLETA, CALIFORNIA 93117
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                           DECKERS OUTDOOR CORPORATION
                       1993 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                             ----------------------

                                 DOUGLAS B. OTTO
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DECKERS OUTDOOR CORPORATION
                               495A South Fairview
                            Goleta, California 93117
                     (Name and Address of Agent for Service)

                                 (805) 967-7611
          (Telephone Number, including Area Code, of Agent for Service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                        Proposed Maximum   Proposed Maximum
     Title of          Amount to be      Offering Price        Aggregate          Amount of
 Securities to be     Registered (1)      per Share (2)     Offering Price      Registration
    Registered                                                    (2)              Fee(2)
-------------------- ------------------ ------------------ ------------------ ------------------
Common Stock,        1,400,000 shares         $7.94           $11,116,000         $3,279.22
$.01 par value
================================================================================================

(1) Pursuant to Rule 416(c), there is also being registered such number of additional shares of Common Stock which may become available for issuance under the Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan in the event of certain changes in outstanding shares, including, among other things, stock dividends, stock splits, reverse stock splits, combinations, reclassifications and recapitalizations.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on February 24, 1998 on the Nasdaq National Market of $7.94.
================================================================================

                           INCORPORATION BY REFERENCE

        The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-73846) filed with the Commission on January 5, 1994 are hereby incorporated by reference.

ITEM 8.  EXHIBITS

Exhibit Number           Exhibit
--------------           -------

        5                Opinion of Gibson, Dunn & Crutcher LLP

        23.1             Consent of Independent Auditors - KPMG Peat Marwick LLP

        23.2             Consent of Gibson, Dunn & Crutcher LLP (included in
                         Exhibit 5)

        24               Power of Attorney (contained on signature page)

        99 Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan, as amended

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on this 27th day of February, 1998.

                                      DECKERS OUTDOOR CORPORATION

                                      By:  /s/ DOUGLAS B. OTTO
                                         ---------------------------------
                                               Douglas B. Otto
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below constitutes and appoints Douglas B. Otto and M. Scott Ash, the lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                                 Date
---------                        -----                                 ----
/s/  DOUGLAS B. OTTO             Chairman of the Board, President      February 27, 1998
----------------------           and Chief Executive Officer
Douglas B. Otto

/s/  M. SCOTT ASH                Chief Financial Officer (Principal    February 27, 1998
----------------------           Financial and Accounting Officer)
M. Scott Ash

/s/  DIANA M. WILSON             Director                              February 27, 1998
----------------------
Diana M. Wilson

/s/  RONALD D. PAGE              Director                              February 27, 1998
----------------------
Ronald S. Page

/s/  GENE E. BURLESON            Director                              February 27, 1998
----------------------
Gene E. Burleson

/s/  REX A. LICKLIDER            Director                              February 27, 1998
----------------------
Rex A. Licklider

/s/  KARL F. LOPKER              Director                              February 27, 1998
----------------------
Karl F. Lopker

                                  EXHIBIT INDEX

Exhibit Number           Exhibit
--------------           -------

        5                Opinion of Gibson, Dunn & Crutcher LLP

        23.1             Consent of Independent Auditors - KPMG Peat Marwick LLP

        23.2             Consent of Gibson, Dunn & Crutcher LLP (included in
                         Exhibit 5)

        24               Power of Attorney (contained on signature page)

        99 Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan, as amended